EXHIBIT 99.1

MTBC Reports Second Quarter 2015 Results

Q2 2015 Financial Results

  128% Revenue Growth over Second Quarter 2014
  Adjusted EBITDA of ($96,000) or (1.6%) of revenue
  GAAP Net Loss of $1.5 million, or $0.15 per Share
  Non-GAAP Adjusted Net Income of ($252,000), or ($0.02) per Share

SOMERSET, N.J., Aug. 12, 2015 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for the second quarter of fiscal year 2015.

  Total revenue for the three months ended June 30, 2015 was $6.0 million, compared to $2.6 million in the same period last year, an increase of 128%.
  Total revenue for the six months ended June 30, 2015 was $12.1 million, compared to $5.2 million in the same period last year, an increase of 133%.

"We are pleased with our second quarter results, which are in line with our expectations, and demonstrate the strength of our model," said Mahmud Haq, MTBC's Chairman and Chief Executive Officer.

  For the three months ended June 30, 2015, the GAAP Net Loss was $1.5 million, or $0.15 per share, compared to a GAAP Net Loss of $289,000, or $0.06 per share, in the same period last year.
  For the three months ended June 30, 2015, the non-GAAP Adjusted Net Income was ($252,000), or ($0.02) per share, compared to the non-GAAP Adjusted Net Income of ($82,000), or ($0.02) per share, in the same period last year.
  For the three months ended June 30, 2015, Adjusted EBITDA was ($96,000), or (1.6%) of revenue, compared to Adjusted EBITDA of ($7,000), or (0.3%) of revenue, in the same period last year.

"By the end of the second quarter we had transitioned 98% of the operations of Omni, CastleRock and Practicare, the businesses we acquired at the time of our IPO, to our offshore team, and reduced U.S. personnel costs associated with the acquired businesses by approximately 62% as compared to their payroll cost right after the acquisitions. We are making great progress towards becoming cashflow and EBITDA positive," continued Mahmud Haq.

"The ($96,000) Adjusted EBITDA in the second quarter is a significant improvement from the ($709,000) Adjusted EBITDA in the first quarter. We made major progress toward returning to profitability after integrating the three businesses we acquired at the time of our IPO. While there are additional actions we are taking during the third quarter to further reduce expenses, please note that we spent approximately $200,000 on payroll and benefits during the second quarter for employees who are no longer with us, as our U.S. headcount decreased from 104 employees on April 1 to 79 employees on June 30. That reduced cost will drop to our bottom line starting in the third quarter," said Bill Korn, MTBC's Chief Financial Officer. "When combined with consolidating offices and further reducing our U.S. staff, we expect to be EBITDA positive during the third quarter, which will be an important milestone for us."

"On a GAAP basis, we had a $1.5 million loss in the second quarter. The $1.4 million difference between Adjusted EBITDA and the GAAP loss reflects $1.2 million of non-cash amortization and depreciation expense, $197,000 of stock-based compensation, $93,000 of integration and transaction costs, and $37,000 of net interest expense, offset by $57,000 of foreign currency gains and an $87,000 decrease in the contingent consideration liability," continued Bill Korn.

In early July, we announced the acquisition of three divisions of SoftCare Solutions, Inc., the U.S. subsidiary of QHR Technologies, Inc., a publicly traded, Canada-based healthcare technology company (TSX-V:QHR).

"This acquisition presents MTBC with a unique strategic opportunity," said Stephen Snyder, MTBC's President. He continued, "we acquired substantially all of the assets of QHR's U.S.-based healthcare clearinghouse, healthcare electronic data interchange (EDI), and revenue cycle management divisions. These assets include relationships with physician offices, software vendors and billing companies representing more than 2,000 healthcare providers throughout the U.S. While the revenue associated with these divisions is minimal, we expect that the vertical integration of the clearinghouse and EDI divisions with our existing healthcare information technology offering, supported by our global team, will drive increased efficiencies, platform enhancements and a further expansion of our customer base throughout the U.S."

"Shortly after the SoftCare acquisition, MTBC's new clearinghouse division achieved certification from Electronic Healthcare Network Accreditation Commission (EHNAC), an independent, federally recognized, accrediting body," said Snyder. He continued, "EHNAC certification confirms the clearinghouse's transactional quality, operational efficiency and data security, and positions the clearinghouse to support our continued growth."

MTBC filed a Form S-1 Registration Statement with the Securities and Exchange Commission ("SEC") on July 15, 2015 to register its proposed underwritten public offering of $15 million of Series A Cumulative Redeemable Perpetual Preferred Stock ("Series A Preferred Stock"). These shares represent a new class of security, with an 11% annual dividend payable monthly, and a $25.00 liquidation preference. The shares are not convertible, have no stated maturity, and will not be subject to a sinking fund or mandatory redemption. Shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares, which can occur at the Company's option at any time after five years or within 120 days of a change of control.

Ladenburg Thalmann & Co. Inc. will serve as the sole book-running manager for the offering. We have granted the underwriters a 45-day option to purchase up to an additional 15% of the shares of the Series A Preferred Stock initially sold to the public to cover overallotments. We have filed an application to list the Series A Preferred Stock on the Nasdaq Capital Market.

We intend to use the proceeds from the offering to grow the business. This includes acquisitions of revenue cycle management or healthcare IT businesses, as well as expansion of sales and marketing activities. We will use a portion of the proceeds to repay debt. Proceeds may also be used for working capital and general corporate purposes.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

We are revising our 2015 guidance, summarized in the following table:

For the Fiscal Year Ending December 31, 2015
Forward Looking Guidance
Revenue	$24 - $25 million
Adjusted EBITDA	breakeven
Adjusted Net Income per Share	($0.06) – ($0.10)

Our ability to fully implement our growth strategy may, however, depend on our ability to raise additional capital, including through the successful offering of our Series A Preferred Stock.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Wednesday, August 12, 2015 to discuss the second quarter 2015 results. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing "MTBC Second Quarter 2015 Earnings Call." An audio webcast of the call will be available live and archived on MTBC's investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through September 30, 2015. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10068918.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform is designed to help our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "goals", "intend", "likely", "may", "plan", "potential", "predict", "project", "will" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include:

  our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;
  our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;
  our ability to attract and retain key officers and employees, including Mahmud Haq, our CEO, and personnel critical to the transition and integration of our newly acquired businesses;
  our ability to raise capital and obtain financings on acceptable terms;
  our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
  our ability to maintain operations in Pakistan in a manner that continues to enable us to offer competitively priced products and services;
  our ability to keep and increase market acceptance of our products and services;
  our ability to keep pace with a changing healthcare industry and its rapidly evolving regulatory environment;
  our ability to protect and enforce intellectual property rights; and
  our ability to maintain and protect the privacy of customer and patient information.

Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$ 632,032	$ 1,048,660
Accounts receivable - net of allowance for doubtful accounts of $197,000 and $165,000 at June 30, 2015 and December 31, 2014, respectively	2,636,879	3,007,314
Current assets - related party	24,284	24,284
Prepaid expenses	178,669	315,901
Other current assets	202,110	188,541
Total current assets	3,673,974	4,584,700
PROPERTY AND EQUIPMENT - Net	1,450,090	1,444,334
INTANGIBLE ASSETS - Net	6,289,676	8,377,837
GOODWILL	8,560,336	8,560,336
OTHER ASSETS	179,208	140,053
TOTAL ASSETS	$ 20,153,284	$ 23,107,260
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 664,739	$ 1,082,342
Accrued compensation	737,386	836,525
Accrued expenses	935,998	1,113,108
Deferred rent	22,309	12,683
Deferred revenue	24,201	37,508
Accrued liability to related party	38,170	153,931
Borrowings under line of credit	3,000,000	1,215,000
Note payable - related party (current portion)	--	470,089
Notes payable - other (current portion)	130,209	596,616
Contingent consideration	1,843,387	2,626,323
Total current liabilities	7,396,399	8,144,125
Note payable - related party	470,089	--
Notes payable - other	64,091	48,564
DEFERRED RENT	524,565	551,343
DEFERRED REVENUE	38,462	42,631
Total liabilities	8,493,606	8,786,663
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share; authorized 1,000,000 shares; issued and outstanding none at June 30, 2015 and December 31, 2014	--	--
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued and outstanding, 9,721,974 and 9,711,604 shares at June 30, 2015 and December 31, 2014, respectively	9,722	9,712
Additional paid-in capital	19,059,830	18,979,976
Accumulated deficit	(7,113,417)	(4,460,129)
Accumulated other comprehensive loss	(296,457)	(208,962)
Total shareholders' equity	11,659,678	14,320,597
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 20,153,284	$ 23,107,260

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
NET REVENUE	$ 5,966,204	$ 2,612,202	$ 12,104,063	$ 5,185,679
OPERATING EXPENSES:
Direct operating costs	2,913,470	1,111,691	6,459,678	2,264,326
Selling and marketing	97,002	44,837	217,433	114,858
General and administrative	3,176,712	1,447,083	6,319,384	2,733,359
Research and development	165,248	126,113	330,175	242,541
Change in contingent consideration	(87,054)	--	(915,815)	--
Depreciation and amortization	1,202,381	271,078	2,361,924	541,121
Total operating expenses	7,467,759	3,000,802	14,772,779	5,896,205
Operating loss	(1,501,555)	(388,600)	(2,668,716)	(710,526)
OTHER:
Interest income	7,073	4,116	13,986	7,105
Interest expense	(43,687)	(51,448)	(85,872)	(104,161)
Other income - net	57,213	17,731	103,359	(182,154)
LOSS BEFORE INCOME TAXES	(1,480,956)	(418,201)	(2,637,243)	(989,736)
INCOME TAX PROVISION (BENEFIT)	6,422	(128,800)	16,045	(316,663)
NET LOSS	$ (1,487,378)	$ (289,401)	$ (2,653,288)	$ (673,073)
NET LOSS PER SHARE:
Basic and diluted loss per share	$ (0.15)	$ (0.06)	$ (0.27)	$ (0.13)
Weighted-average basic and diluted shares outstanding	9,719,858	5,101,770	9,703,568	5,101,770

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014 (UNAUDITED)

	2015	2014
OPERATING ACTIVITIES:
Net loss	$ (2,653,288)	$ (673,073)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,361,924	541,121
Deferred rent	(5,200)	4,277
Deferred revenue	(17,476)	(22,563)
Deferred income taxes	--	(320,507)
Provision for doubtful accounts	68,872	34,810
Foreign exchange (gain) loss	(86,446)	221,554
Gain from reduction in referral fee	--	(105,523)
Interest accretion on convertible promissory note	--	23,534
Stock-based compensation expense	324,258	62,154
Change in contingent consideration	(915,815)	--
Accrued CastleRock settlement payment	(110,000)	--
Other	--	1,921
Changes in operating assets and liabilities:
Accounts receivable	301,567	185,442
Other assets	80,942	(60,233)
Accounts payable and other liabilities	(802,063)	208,949
Net cash (used in) provided by operating activities	(1,452,725)	101,863
INVESTING ACTIVITIES:
Capital expenditures	(201,945)	(102,325)
Acquisition of customer contracts and relationships	(59,358)	--
Advances to majority shareholder	--	(2,522)
Repayment of advances to majority shareholder	--	1,000
Net cash used in investing activities	(261,303)	(103,847)
FINANCING ACTIVITIES:
Proceeds from note payable to majority shareholder	--	165,000
Repayments of note payable to majority shareholder	--	(115,000)
Repayments of notes payable - other	(486,180)	(600,246)
Proceeds from line of credit	5,856,810	1,485,000
Repayments of line of credit	(4,071,810)	(1,285,000)
IPO-related costs	--	(96,542)
Net cash provided by (used in) financing activities	1,298,820	(446,788)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,420)	(16,651)
NET DECREASE IN CASH	(416,628)	(465,423)
CASH - Beginning of the period	1,048,660	497,944
CASH - End of period	$ 632,032	$ 32,521
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$ 35,965	$ --
Purchase of prepaid insurance through assumption of note	$ --	$ 36,640
Accrued IPO-related costs	$ --	$ 457,298
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$ 9,759	$ 5,230
Interest	$ 109,937	$ 108,094

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our "Adjusted EBITDA" and "Adjusted EBITDA Margin," which represents Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Revenue	$ 5,966,204	$ 2,612,202	$ 12,104,063	$ 5,185,679

GAAP net loss	$ (1,487,378)	$ (289,401)	$ (2,653,288)	$ (673,073)

Provision (benefit) for income taxes	6,422	(128,800)	16,045	(316,663)
Net interest expense	36,614	47,332	71,886	97,056
Other expense - net	(57,213)	(17,731)	(103,359)	182,154
Stock-based compensation expense	197,134	62,154	324,258	62,154
Depreciation and amortization	1,202,381	271,078	2,361,924	541,121
Integration and transaction costs	93,255	48,393	93,255	98,549
Change in contingent consideration	(87,054)	--	(915,815)	--
Adjusted EBITDA	$ (95,839)	$ (6,975)	$ (805,094)	$ (8,702)

Adjusted EBITDA Margin	(1.6%)	(0.3%)	(6.7%)	(0.2%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our "Non-GAAP Adjusted Net Income" and "Non-GAAP Adjusted Net Income per Share."

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP net loss	$ (1,487,378)	$ (289,401)	$ (2,653,288)	$ (673,073)

Other expense - net	(57,213)	(17,731)	(103,359)	182,154
Stock-based compensation expense	197,134	62,154	324,258	62,154
Amortization of purchased intangible assets	1,088,865	214,309	2,148,876	430,898
Integration and transaction costs	93,255	48,393	93,255	98,549
Change in contingent consideration	(87,054)	--	(915,815)	--
Tax effect	--	(99,447)	--	(252,708)
Non-GAAP Adjusted Net Income	$ (252,391)	$ (81,723)	$ (1,106,073)	$ (152,026)

End-of-period shares	11,009,503	5,101,770	11,009,503	5,101,770

Non-GAAP Adjusted Net Income per Share	$ (0.02)	$ (0.02)	$ (0.10)	$ (0.03)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on June 30, 2015 and 2014 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions. No tax effect has been provided in 2015 as we have sufficient carryforward losses to offset the applicable taxes.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP net loss per diluted share	$ (0.15)	$ (0.06)	$ (0.27)	$ (0.13)

GAAP net loss per end-of-period share	(0.14)	(0.06)	(0.24)	(0.13)
Other income - net	--	(0.00)	(0.01)	0.04
Stock-based compensation expense	0.02	0.01	0.03	0.01
Amortization of purchased intangible assets	0.10	0.04	0.19	0.08
Integration and transaction costs	0.01	0.01	0.01	0.02
Change in contingent consideration	(0.01)	--	(0.08)	--
Tax effect	--	(0.02)	--	(0.05)
Non-GAAP Adjusted Net Income per Share	$ (0.02)	$ (0.02)	$ (0.10)	$ (0.03)

End-of-period shares	11,009,503	5,101,770	11,009,503	5,101,770

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Basic shares outstanding	9,657,807	5,101,770	9,711,604	5,101,770
Shares recorded as contingent consideration	1,287,529	--	1,287,529	--
Forfeiture of shares to acquired businesses	--	--	(53,797)	--
RSUs vested during the period	64,167	--	64,167	--
End-of-period shares	11,009,503	5,101,770	11,009,503	5,101,770

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines "Adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration and transaction costs, and changes in contingent consideration, and defines "Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

Management defines "non-GAAP Adjusted Net Income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other expense (income), integration and transaction costs, changes in contingent consideration, and any tax impact related to these preceding items, and "non-GAAP Adjusted Net Income per Share" as non-GAAP Adjusted Net Income divided by total shares outstanding at the end of the period, including the shares which are considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense (income) – net. Other expense (income) is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation is excluded because this is a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration and transaction costs. Integration costs are the severance payments for certain employees relating to the acquisitions, and transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and certain acquisition accounting impacts. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC's stock prices as well as changes in the forecasted revenues of the acquired businesses.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

CONTACT: Investor Contact:

         Bill Korn
         Chief Financial Officer
         Medical Transcription Billing, Corp.
         bkorn@mtbc.com
         732-873-5133